Exhibit 10.41

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of April 4, 2007, by and among American Real Estate Partners, L.P., a Delaware limited partnership with headquarters located at 767 Fifth Avenue, Suite 4700, New York, New York 10153 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto, as such Schedule of Buyers may be amended to add additional investors upon executing any Joinder Agreements (as defined herein) pursuant to Section 1(b) hereof (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.    The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 144A and Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B.    The Company has authorized the issuance of up to $600,000,000 of Senior Convertible Notes due 2013 (the "Notes"), which shall be issued pursuant to and by the provisions of an Indenture dated as of the Initial Closing Date (as defined below) between the Company and Wilmington Trust Company, as trustee (the "Trustee"), in substantially the form attached hereto as Exhibit A (the "Indenture"). The Notes will be in the form attached to the Indenture as Exhibit A attached thereto and shall be convertible into the depositary units representing limited partnership units of the Company (the "Units" and as issued upon conversion of the Notes, the "Conversion Units") in accordance with the terms thereof and of the Indenture.

C.    Each Buyer listed as an Initial Buyer on the Schedule of Buyers attached hereto (individually, an "Initial Buyer" and collectively, the "Initial Buyers") wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, at the Initial Closing (as defined below) $100,000,000 principal amount of Notes (which aggregate amount for both Initial Buyers shall be $200,000,000 in the aggregate) (collectively, the "Initial Notes").

D.    Subject to the terms and conditions set forth in this Agreement, each Initial Buyer shall have the right, from the Initial Closing Date until 5:00 p.m. New York City time on April 13, 2007 (the "First Option Period"), to purchase, and require the Company to sell, up to $200,000,000 principal amount of Notes (which aggregate amount for both Initial Buyers shall not exceed $400,000,000) (collectively, the "Additional Notes").

E.    Subject to the terms and conditions set forth in this Agreement, to the extent an Initial Buyer’s portion of the First Option was not exercised in full by such Initial Buyer, each Initial Buyer shall have the right from and after the expiration of the First Option Period until 5:00 p.m. New York City time on April 25, 2007 (the "Second Option Period"), to purchase, and require the Company to sell, up to a principal amount of Additional Notes equal to the lesser of (i) $50,000,000 and (ii) the difference calculated by subtracting (A) the aggregate principal amount of Additional Notes purchased by such Initial Buyer at the First Additional Closing from (B)

$200,000,000 (which aggregate amount, for both Initial Buyers, when combined with the principal amount of Additional Notes purchased by both Initial Buyers at the First Additional Closing shall not exceed $400,000,000).

F.    Subject to the terms and conditions set forth in this Agreement, after the expiration of the First Additional Closing Date until 5:00 p.m. New York City time on May 5, 2007 (the "Third Option Period"), the Company shall have the right to permit one or more additional parties (each of which shall become a party to this Agreement as a Buyer by executing a Joinder Agreement) to purchase, and require the Company to sell any Additional Notes not previously purchased hereunder by the Initial Buyers, up to a maximum aggregate principal amount of Additional Notes equal to $400,000,000, provided, that, until the expiration of the Second Option Period, the Company may not sell any Additional Notes for which the Initial Buyers have an option to purchase pursuant to the Second Option.

G.    Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (as amended or modified from time to time, the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Units under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

H.    The Notes and the Conversion Units collectively are referred to herein as the "Securities".

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.    PURCHASE AND SALE OF NOTES.

(a)    Purchase of Initial Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5(a) and 6(a) below, the Company shall issue and sell to each Initial Buyer, and each Initial Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below) $100,000,000 principal amount of Notes (the "Initial Closing").

(b)    Purchase of Additional Notes.

(i)    Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5(b) and 6(b) below, the Company agrees to sell to each Initial Buyer, and each Initial Buyer shall have the right to purchase (the "First Option") on the First Additional Closing Date (as defined below), up to an aggregate of $200,000,000 principal amount of Additional Notes (the "First Additional Closing"). To exercise the First Option, an Initial Buyer must so notify the Company in writing (the "First Option Exercise Notice"), prior to 5:00 p.m. New York City time on April 13, 2007, which First Option Exercise Notice shall specify the principal amount of Additional Notes such Initial Buyer elects to purchase pursuant to the First Option.

(ii)    Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5(b) and 6(b) below, the Company agrees to sell to each Initial Buyer, and each Initial Buyer shall have the right to purchase (the "Second Option") on the Second

Additional Closing Date (as defined below), up to a principal amount of Additional Notes equal to the lesser of (i) $50,000,000 and (ii) the difference calculated by subtracting (A) the aggregate principal amount of Additional Notes purchased by such Initial Buyer at the First Additional Closing from (B) $200,000,000 (the "Second Additional Closing"). To exercise the Second Option, an Initial Buyer must so notify the Company in writing (the "Second Option Exercise Notice") on or before the expiration of the Second Option Period, which Second Option Exercise Notice shall specify the principal amount of Additional Notes such Initial Buyer elects to purchase pursuant to the Second Option.

(iii)    From and after the expiration of the First Option Period, until the expiration of the Third Option Period, to the extent that the Initial Buyers have not elected to purchase the entire $400,000,000 aggregate principal amount of Additional Notes pursuant to the First Option and the Second Option, the Company, directly or through a placement agent, shall be entitled to place (the "Third Additional Closing," and when referred to with the First Additional Closing and the Second Additional Closing, each an "Additional Closing" and together, the "Additional Closings") with other investors (such investors, "Other Buyers"), such amount of the Additional Notes not previously purchased by the Initial Buyers on the same terms and conditions as the Initial Buyers received at the Initial Closing, the First Additional Closing and the Second Additional Closing; provided, that until the expiration of the Second Option Period, the Company may not sell any Additional Notes for which the Initial Buyers have an option to purchase pursuant to the Second Option. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5(b) and 6(b) below, the Company agrees to sell to each Other Buyer, and each Other Buyer shall purchase, such amount of Additional Notes as such Other Buyer has elected to purchase. At or prior to the end of the Third Option Period, each Other Buyer shall execute and deliver to the Company a joinder agreement in the form attached hereto as Exhibit C indicating the principal amount of Additional Notes to be purchased by such Other Buyer, which the Company shall acknowledge and agree to in writing (each, a "Joinder Agreement").

(iv)    Upon the execution and delivery of a Joinder Agreement by an Other Buyer and the Company, (A) the Company shall become obligated to sell to such Other Buyer, and such Other Buyer shall become obligated to purchase from the Company, such principal amount of Additional Notes specified in the Joinder Agreement on the Third Additional Closing Date and (ii) each such Other Buyer shall be deemed to be a "Buyer" hereunder, entitled to all rights, and subject to all obligations, of a Buyer. Upon consummation of each Additional Closing, the parties agree that the Schedule of Buyers shall be amended to reflect additional Buyers and/or the Additional Notes purchased at each such Additional Closing. Each Other Buyer and each Initial Buyer that delivers an Option Exercise Notice is referred to herein as an "Additional Buyer" and, collectively, the "Additional Buyers." As used herein "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)    Closing. The Initial Closing and the Additional Closing are each referred to in this Agreement as a "Closing." Each Closing shall occur on the applicable Closing Date (as defined below) at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. Subject to the satisfaction (or waiver by the Initial Buyers and the Company, as applicable) of the conditions set forth in Sections 5(a) and 6(a) below, the date and time of the Initial Closing (the "Initial Closing Date") shall be 10:00 a.m., New York City time, on April 5, 2007 (or such other date as is mutually agreed to by the Company and each Buyer). Subject to the satisfaction (or waiver by the applicable Buyers and the Company, as applicable) of the conditions to the First Additional Closing set forth in Section 5(b) and 6(b), the date and time of the First Additional Closing (the "First Additional Closing Date") shall be 10:00 a.m., New York City time, on April 16, 2007 (or such other date(s) as is mutually agreed to by the Company and the applicable Buyers). Subject to the satisfaction (or waiver by the applicable Buyers and the Company, as applicable) of the conditions to the Second Additional Closing set forth in Section 5(b) and 6(b), the date and time of the Second Additional Closing (the "Second Additional Closing Date"), shall be 10:00 a.m., New York City time, on April 26, 2007 (or such other date(s) as is mutually agreed to by the Company and the applicable Buyers). Subject to the satisfaction (or waiver by the applicable Buyers and the Company, as applicable) of the conditions to the Third Additional Closing set forth in Section 5(b) and 6(b), the date and time of the Third Additional Closing (the "Third Additional Closing Date," and when referred to with the First Additional Closing Date and the Second Additional Closing Date, each, an "Additional Closing Date" and together, the "Additional Closing Dates") shall be 10:00 am New York City time, on May 7, 2007 (or such other date(s) as is mutually agreed to by the Company and the applicable Buyers).

(d)    Purchase Price. The purchase price for the Initial Notes to be purchased by each Initial Buyer at the Initial Closing (the "Initial Notes Purchase Price") shall be $100,000,000. If purchased by an Additional Buyer at an Additional Closing, Additional Notes shall be sold at a purchase price of $1.00 for each $1.00 of principal amount of Additional Notes to be purchased by such Additional Buyer at such Additional Closing Date, plus, in each case, accrued interest on such Additional Notes from the preceding interest payment date, or if no interest has been paid on the Additional Notes, from the Initial Closing Date.

(e)    Form of Payment. On each Closing Date, (i) each Buyer shall pay its applicable purchase price contemplated pursuant to Section 1(d) above to the Company for the Notes to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver or caused to be delivered to each Buyer the Notes (for the account of such Buyer as such Buyer shall instruct) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants, as of the date hereof and as of the Initial Closing Date with respect to each Initial Buyer, and as of the date of each Additional Closing Date with respect to each Additional Buyer purchasing Additional Notes on such Additional Closing Date, that:

(a)    No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and (ii) upon conversion of the Notes, will acquire the Conversion Units issuable upon conversion of the Notes, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act;

provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer acknowledges that it is not purchasing the Notes as a result of any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising. Such Buyer further acknowledges, to its knowledge, that it is not purchasing the Notes as a result of any general solicitation or general advertising, as such terms are used in Regulation D under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b)    Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D and a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act.

(c)    Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)    Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)    No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)    Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(g)    No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the enforceability of this Agreement or the Registration Rights Agreement or ability of such Buyer to perform its obligations hereunder or thereunder.

(h)    Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(i)    No Short Positions. No Initial Buyer purchasing Initial Notes, and no Additional Buyer purchasing Additional Notes, has any direct or indirect short position in the Units or any type of direct or indirect forward contracts, options, puts, swaps, "put equivalent positions" (as such term is defined in Rule 16a-1(h) of the 1934 Act) or similar arrangements with respect to the Units.

(j)    Manipulation of Price. No Initial Buyer purchasing Initial Notes, and no Additional Buyer purchasing Additional Notes, has, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company in connection with the purchase or any resale of any of the Securities by such Buyer.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Initial Buyers, as of the date hereof and as of the Initial Closing Date, and to each Additional Buyer as of the date of each Additional Closing Date on which such Additional Buyer is purchasing Additional Notes, that:

(a)    Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b)    Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Indenture, the Notes and the Registration Rights Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the reservation for issuance and the issuance of the Conversion Units issuable upon conversion of the Notes have been duly authorized by its general partner and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement) no further authorization is required by the Company, its general partner or its equityholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)    Issuance of Securities. As of each Closing, a number of Units shall have been duly authorized and reserved for issuance, free of pre-emptive rights, sufficient for the purpose of enabling the Company to satisfy all obligations to issue the Conversion Units upon conversion of all of the Notes. Upon conversion in accordance with the Indenture, the Conversion Units will be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Units. Assuming the accuracy of the representations of the Buyers contained in Section 2 hereof and their compliance with the agreements set forth therein, the issuance by the Company of the Notes pursuant to this Agreement, and the issuance by the Company of the Conversion Units upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, are exempt from registration under the 1933 Act.

(d)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and reservation for issuance and issuance of the Conversion Units) will not (i) result in a violation of the Certificate of Limited Partnership or the Company's Limited Partnership Agreement (each as defined in Section 3(x)) or any equity securities of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the New York Stock Exchange (the "Principal Market")) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(e)    Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for any such consent, authorization, order, filing or registration the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to each Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f)    Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)    No General Solicitation. Neither the Company nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(h)    No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable equityholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(i)    Form S-3 Eligibility. The Company is eligible to register the Conversion Units for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(j)    Rule 144A. The Notes satisfy the requirements set forth in Rule l44A(d)(3) under the 1933 Act.

(k)    Trust Indenture Act. Assuming the accuracy of the representations of the Buyers contained in Section 2 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

(l)    Dilutive Effect. The Company understands and acknowledges that the number of Conversion Units issuable upon conversion of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Units upon conversion of the Notes in accordance with this Agreement, the Indenture and the Notes, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other equityholders of the Company.

(m)    Application of Takeover Protections; Poison Pill. The Company and its general partner have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Limited Partnership, the Company's Limited Partnership Agreement or the laws of the State of Delaware which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a poison pill or similar arrangement relating to accumulations of beneficial ownership of Units or a change in control of the Company.

(n)    SEC Documents; Financial Statements. During the two (2) years up to and including the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed during the 12 months prior to the applicable Closing Date, including all documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(o)    Absence of Certain Changes. Except as disclosed in the SEC Documents or in Schedule 3(o), since December 31, 2006, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise) or results of operations of the Company or its subsidiaries, taken as a whole. The Company has not has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its subsidiaries, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent (as defined below). For purposes of this Section 3(o), "Insolvent" means, with respect to any Person (i) the present fair saleable value of the such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(v)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(p)    Conduct of Business; Regulatory Permits. The Company is not in violation of any term of or in default under its Certificate of Limited Partnership or Limited Partnership Agreement. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market except for violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since December 31, 2004 (i) the Units has been designated for quotation on the Principal Market, (ii) trading in the Units has not been suspended by the SEC or the Principal Market and (iii) the Company has received no written communication from the SEC or the Principal Market regarding the suspension or delisting of the Units from the Principal Market.

(q)    Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company, in the course of its actions for, or on behalf of, the Company, has (i) used any partnership funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from partnership funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(r)    Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s)    OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(t)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, the Company's general partner or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of

2002, as in effect at the applicable time, and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(u)    Internal Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth on Schedule 3(u), during the twelve months prior to the date hereof, the Company has not received any notice or correspondence from its independent accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company.

(v)    Equity Capitalization. As of the date hereof, the authorized equity securities of the Company consists of (i) 69,358,353 Units, of which as of the date hereof, 61,856,830 are issued and outstanding, 1,137,200 Units are issued and held as treasury units, no Units are reserved for issuance pursuant to the Company's option and purchase plans and no Units are reserved for issuance pursuant to securities (other than the Notes) exercisable or exchangeable for, or convertible into, Units and (ii) 12,100,000 preferred units, of which as of the date hereof, 11,907,073 of which is issued and outstanding or reserved for issuance. The Conversion Units shall have those rights, preferences, privileges and restrictions governing the Units as set forth in the Limited Partnership Agreement. All of such outstanding Units have been validly issued. Except as disclosed in Schedule 3(v): (i) none of the Company's equity securities is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any equity securities of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional equity securities of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any equity securities of the Company; (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its equity securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (iv) there are no outstanding equity securities of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem an equity security of the Company; (v) there are no equity securities containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) the

Company does not have any stock appreciation rights or "phantom stock" or "phantom equity" plans or agreements or any similar plan or agreement.

(w)    Absence of Litigation. Except as set forth in Schedule 3(w) and as set forth in the "Risk Factors" and "Legal Proceedings" sections of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Units or any of the Company's officers or directors in their capacities as such, whether of a civil or criminal nature of otherwise which could reasonably be expected to have a Material Adverse Effect.

(x)    Tax Status. The Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject except where the failure to so file could not reasonably be expected to have a Material Adverse Effect, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith except where failure to pay such taxes could not reasonably be expected to have a Material Adverse Effect and (iii) to the extent required by GAAP, has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company have not received written notice of any such claim.

(y)    Ranking of Notes. Except as set forth on Schedule 3(y), no Indebtedness of the Company is expressly senior to the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(z)    Independent Accountants. Grant Thornton LLP, who have certified the consolidated financial statements of the Company as of December 31, 2006, are independent public accountants within the meaning of the 1933 Act.

(aa)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(bb)    Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not become an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

(cc)    Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(dd)    Transfer Taxes. On each applicable Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ee)    Disclosure. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, considered as a whole, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(ff)    MLP Status. The Company met for the taxable year ended December 31, 2005, and the Company expects to meet for the taxable years ending December 31, 2006 and December 31, 2007, the gross income requirements of Section 7704(c)(2) of the Code, and accordingly the Company does not reasonably expect to be, taxed as a corporation for U.S. federal income tax purposes or for applicable tax purposes. The Company indicated in the Form K-1 for the year ended December 31, 2006, that its equityholders may be subject to state income taxes in the jurisdictions set forth on Schedule 3(ff) attached hereto.

4.    COVENANTS.

(a)    Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)    Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at such Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the applicable Closing Date.

(c)    Financial Information. For so long as any Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to each Buyer and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act (or any successor thereto).

(d)    Fees and Expenses.

(i)    The Company shall be responsible for the payment of any placement agent's fees or commissions, financial advisory fees, or broker's commissions

(other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. In addition to the foregoing (and without duplication), the Company agrees to pay Portside Growth & Opportunity Fund (an Initial Buyer) ("Portside") or its designee(s) for all reasonable costs and expenses, not to exceed $275,000, incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by Portside from its Initial Notes Purchase Price at the Initial Closing. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(ii)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Buyers may reasonably designate, (C) in connection with the admission for trading of the Notes on any securities exchange or inter-dealer quotation system (as well as in connection with the admission of the Notes for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") system of the National Association of Securities Dealers, Inc. ("NASD") or any appropriate market system) and (D) in connection with satisfying its obligations under Section 4(b).

(e)    Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Holder (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(f)    Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on April 5, 2007, the Company shall issue a press release (the "Initial Press Release") and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the Transaction Documents as exhibits to such filing (including all attachments, the "Initial 8-K Filing"). On or before 8:30 a.m., New York City Time, on the first Business Day following each Additional Closing Date, the Company shall issue a press release (each an "Additional Press Release", and together with the Initial Press Release the "Press Releases") and file a Current Report on Form 8-K with the SEC describing the transactions to be consummated pursuant thereto (the "Additional 8-K Filing," and together with the Initial 8-K Filing, the "8-K Filings"). The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the Initial 8-K Filing with the SEC without the express written consent of such Buyer. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, other than in the 8-K Filings and the Press Releases (which shall be subject to the reasonable approval of the Initial Buyers), neither the Company nor any of its subsidiaries or affiliates shall disclose the name of such Buyer in any public filing, public announcement, press release or similar public disclosure, unless such disclosure is required by law, regulation or the Principal Market.

(g)    Additional Notes. For so long as any Notes remain outstanding, the Company will not issue any Notes under the Indenture other than as contemplated hereby and thereby.

(h)    Reservation of Units. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, free of pre-emptive rights, after the Initial Closing Date, a number of Units sufficient for the purpose of enabling the Company to satisfy all obligations to issue the Conversion Units upon conversion of all of the outstanding Notes.

(i)    Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(j)    General Solicitation. Neither the Company nor any person acting on behalf of the Company will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(k)    Integration. Neither the Company nor any person acting on behalf of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities or the Conversion Units in a manner which would require the registration under the 1933 Act of the Securities or require equityholder approval under the rules and regulations of the Principal Market.

(l)    Lock-Up.

(i)    For purposes of this Section 4(l), the following definitions shall apply.

(1)    "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Units or other equity securities of the Company.

(2)    "Options" means any rights, warrants or options to subscribe for or purchase Units, other equity securities of the Company or Convertible Securities.

(3)    "Unit Equivalents" means, collectively, Options and Convertible Securities.

(4)    From the date hereof until the date that is ninety (90) days following the Initial Closing Date, the Company hereby agrees that, it will not sell, agree to sell, or contract to sell, any Units or any Unit Equivalents. The foregoing sentence shall not apply to (A) the sale of the Notes as contemplated by this Agreement or the issuance of the Conversion Units, (B) in connection with any employee benefit plan which has been approved by the Board of Directors of the general partner of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company, (C) the issuance by the Company of any Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms relating to pricing or the number of Units issuable upon exercise of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph, (D) the sale of Units in a bona fide firm commitment underwritten offering with a nationally recognized underwriter if the price per share in such offering exceeds 115% of the Conversion Price (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (E) the entry into an agreement to issue and the issuance of, Units, other equity securities of the Company or Unit Equivalents in exchange for assets or equity securities of another entity to be acquired by the Company, the primary purpose of which is not to raise equity capital and (F) the issuance of preferred units distributed as dividends on preferred units which are currently outstanding. In addition, the Company agrees to obtain lock-up agreements with each of its executive officers and directors who own equity securities of the Company in substantially the form attached hereto as Exhibit G.

5.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

(a)    Initial Closing Date. The obligation of the Company hereunder to issue and sell the Initial Notes to each Initial Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Initial Buyer with prior written notice thereof:

(i)    Such Initial Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)    Such Initial Buyer and each other Initial Buyer shall have delivered to the Company the Initial Notes Purchase Price (less any amounts withheld pursuant to Section 4(d)) for the Initial Notes being purchased by such Initial Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)    The representations and warranties of such Initial Buyer shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Initial Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Initial Buyer at or prior to the Initial Closing Date.

(b)    Additional Closing Dates. The obligation of the Company hereunder to issue and sell Additional Notes to each of the applicable Additional Buyers at each Additional Closing is subject to the satisfaction, at or before the applicable Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Additional Buyer with prior written notice thereof:

(i)    Such Additional Buyer and each other applicable Additional Buyer shall have delivered to the Company the purchase price contemplated pursuant to Section 1(d) for the Additional Notes being purchased by such Additional Buyer at such Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(ii)    The representations and warranties of such Additional Buyer shall be true and correct in all material respects as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Additional Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Additional Buyer at or prior to such Additional Closing Date.

6.    CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

(a)    Initial Closing Date. The obligation of each Initial Buyer hereunder to purchase the Initial Notes at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Initial Buyer's sole benefit and may be waived by such Initial Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)    The Company shall have executed and delivered to such Initial Buyer (i) each of the Transaction Documents and (ii) the Initial Notes (for the

account of such Initial Buyer as such Initial Buyer shall instruct) being purchased by such Initial Buyer at the Initial Closing pursuant to this Agreement.

(ii)    Such Initial Buyer shall have received the opinion of Proskauer Rose LLP, the Company's outside counsel, dated as of the Initial Closing Date, in substantially the form of Exhibit D attached hereto.

(iii)    The Company shall have delivered to such Initial Buyer a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of Delaware, as of a date within ten (10) days of the Initial Closing Date.

(iv)    The Company shall have delivered to such Initial Buyer a certificate evidencing the Company's qualification as a foreign entity and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Initial Closing Date.

(v)    The Company shall have delivered to such Initial Buyer a certified copy of the Certificate of Limited Partnership as certified by the Secretary of State of the State of Delaware within ten (10) days of the Initial Closing Date.

(vi)    The Company shall have delivered to such Initial Buyer a certificate, executed by the Secretary of the general partner of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's general partner in a form reasonably acceptable to such Initial Buyer, (ii) the Certificate of Limited Partnership and (iii) the Limited Partnership Agreement, each as in effect at the Initial Closing, in the form attached hereto as Exhibit E.

(vii)    The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Initial Buyer shall have received a certificate, executed by the President of the general partner of the Company, dated as of the Initial Closing Date, to the foregoing effect in the form attached hereto as Exhibit F.

(viii)    The Company shall have delivered to such Initial Buyer a letter from the Company's transfer agent certifying the number of Units outstanding as of a date within five (5) days of the Initial Closing Date.

(ix)    The Units (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Initial Closing Date, either (1) in writing by the SEC or the Principal Market or (2) by falling below the minimum listing maintenance requirements of the Principal Market.

(x)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xi)    The Notes shall have been approved for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase.

(xii)    The Company shall have delivered to such Initial Buyer lock-up agreements with each of the Company's executive officers and directors who own equity in the Company in substantially the form attached hereto as Exhibit G.

(b)    Additional Closing Dates. The obligation of each Additional Buyer hereunder to purchase the Additional Notes at each Additional Closing is subject to the satisfaction, at or before the applicable Additional Closing Date, of each of the following conditions, provided that these conditions are for each applicable Additional Buyer's sole benefit and may be waived by such Additional Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)    The Company shall have executed and delivered to such Additional Buyer the Additional Notes (for the account of such Additional Buyer as such Additional Buyer shall instruct), which are being purchased by such Additional Buyer at such Additional Closing pursuant to this Agreement.

(ii)    Such Additional Buyer shall have received the opinion of Proskauer Rose LLP, the Company's outside counsel, dated as of such Additional Closing Date, in substantially the form of Exhibit D attached hereto.

(iii)    The Company shall have delivered to such Additional Buyer a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of Delaware, as of a date within ten (10) days of such Additional Closing Date.

(iv)    The Company shall have delivered to such Additional Buyer a certificate evidencing the Company's qualification as a foreign entity and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of such Additional Closing Date.

(v)    The Company shall have delivered to such Additional Buyer a certified copy of the Certificate of Limited Partnership as certified by the Secretary of State of the State of Delaware within ten (10) days of such Additional Closing Date.

(vi)    The Company shall have delivered to such Additional Buyer a certificate, executed by the Secretary of the general partner of the Company and dated as of such Additional Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's general partner in a form reasonably acceptable to such Additional Buyer, (ii) the Certificate of Limited Partnership and (iii) the Limited Partnership Agreement, each as in effect at such Additional Closing, in the form attached hereto as Exhibit E.

(vii)    The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Additional Closing Date. Such Additional Buyer shall have received a certificate, executed by the President of the general partner of the Company, dated as of such Additional Closing Date, to the foregoing effect in the form attached hereto as Exhibit F.

(viii)    The Company shall have delivered to such Additional Buyer a letter from the Company's transfer agent certifying the number of Units outstanding as of a date within five days of such Additional Closing Date.

(ix)    The Units (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of such Additional Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of such Additional Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements of the Principal Market.

(x)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xi)    No Event of Default (as defined in the Notes) shall have occurred and be continuing.

(xii)    The Notes to be issued at such Additional Closing shall have been approved for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase.

7.    TERMINATION.

In the event that the Initial Closing shall not have occurred with respect to an Initial Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Initial Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, (a) the Company shall remain obligated to reimburse the non-breaching Initial Buyers for the expenses described in Section 4(d) above, and (b) such termination shall not relieve any party from any liability it may have resulting from such party's breach of this Agreement prior to such termination.

8.    MISCELLANEOUS.

(a)    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)    Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters contemplated hereby, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party and a duplicate copy is sent by electronic mail in PDF format); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

American Real Estate Partners, L.P.
767 Fifth Avenue
New York, New York 10153
Telephone:  (914) 614-7077
Facsimile: (646) 365-2833
Email:  fbuebel@arep.com
Attention: Felicia Buebel

Copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
Telephone: (212) 969-3580
Facsimile: (212) 969-2900
Email:  iblumenstein@proskauer.com
Attention: Ian B. Blumenstein

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Email: eleazer.klein@srz.com
Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder. A Buyer may assign some or all of its rights hereunder without the consent of the Company (other than any portion of the First Option and Second Option to purchase Additional Notes, which may only be assigned to the investment advisor, or funds managed by the investment advisor or parent of the investment advisor, of each Initial Buyer), in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)    Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4 and 9 shall survive the each Closing and delivery and exercise of the Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)    Indemnification. ii) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors (to the extent the Buyer has transferred Securities to such investors) and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees"), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)    Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume control of the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all Indemnitees to be paid by the indemnifying party, if, in the reasonable opinion of counsel to the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Buyers holding at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii)    The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)    The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(v)    Notwithstanding the foregoing, in no event shall the Company be liable to any Indemnitee for any consequential, special, punitive or other indirect damages.

(l)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)    Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Except to the extent otherwise specifically set forth in the Transaction Documents, each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

AMERICAN REAL ESTATE PARTNERS, L.P. By: American Property Investors, Inc., its general partner By: ______________________________ Name: Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

PORTSIDE GROWTH AND OPPORTUNITY FUND By: ______________________________ Name: Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

HIGHBRIDGE INTERNATIONAL LLC By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC By: ______________________________ Name: Adam J. Chill Title: Managing Director

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(5)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Initial Notes	Purchase Price	Aggregate Principal Amount of Additional Notes	Legal Representative's Address and Facsimile Number
Initial Buyers
Portside Growth and Opportunity Fund	c/o Ramius Capital Group, LLC 666 Third Avenue, 26th Floor New York, New York 10017 Attention: Jeffrey Smith Owen Littman Facsimile: (212) 845-7999 Telephone: (212) 845-7955 Email: jsmith@ramius.com olittman@ramius.com Residence: Cayman Islands	$100,000,000	$100,000,000		Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Attention: Ari J. Storch Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 Email: ari.storch@hcmny.com adam.chill@hcmny.com Residence: Cayman Islands	$100,000,000	$100,000,000

Other Buyers

EXHIBITS

ExhibitA	Indenture
ExhibitB	Registration Rights Agreement
ExhibitC	Form of Joinder Agreement
ExhibitD	Form of Outside Company Counsel Opinion
ExhibitE	Form of Secretary's Certificate
ExhibitF	Form of Officer's Certificate
ExhibitG	Form of Lock-Up Agreement

SCHEDULES

Schedule3(o)	Absence of Certain Changes
Schedule3(u)	Internal Accounting and Disclosure Controls
Schedule3(v)	Capitalization
Schedule3(w)	Litigation
Schedule3(y)	Ranking
Schedule3(ff)	MLP Status